June 19, 2001



PRIVILEGED & CONFIDENTIAL
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ATTORNEY/CLIENT MATERIALS
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United States Telecommunications, Inc.
5251 110th Avenue North
Clearwater, Florida  33760


         Re:      Federal Income Tax Consequences of Exchange Offer

Ladies and Gentlemen:

     We  have   acted  as   special   tax   counsel   to  you,   United   States
Telecommunications, Inc. (the "Company"), in connection with the preparation and
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filing  by  the  Company  with  the  Securities  and  Exchange  Commission  (the
"Commission")  of the Prospectus  relating to the Exchange Offer (as hereinafter
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defined) (the "Prospectus"),  which formed a part of the Registration  Statement
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on Form S-4, File No. 333-93149 (as amended,  and together with all exhibits and attachments thereto,  the "Registration  Statement") under the Securities Act of
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1933,  as amended,  with respect to (i) the  issuance of  unsecured  installment notes (the  "Notes")  by the  Company in  exchange  for shares of the  Company's
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common stock (the "Common  Stock") and/or Class A Preferred  Stock (the "Class A
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Stock"), as applicable,  and (ii) the issuance of Class B Convertible  Preferred
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Stock  in  exchange  for  shares  of  Common  Stock  and/or  Class A  Stock,  as applicable. The offered exchange of the Notes or the Class B Convertible Preferred Stock for a stockholder's shares of Common Stock or Class A Stock shall be collectively referred to herein as the "Exchange Offer." The Exchange
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Offer is described in detail in the Registration Statement.

     In rendering this opinion, we have examined and relied upon the accuracy and completeness of the information, facts, statements, factual representations and covenants contained in originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy and completeness of the information, facts, statements, factual representations and covenants set forth in the documents referred to above and of the statements, factual representations and covenants made by the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic, and the authenticity of the originals of such copies. We have assumed that all of the transactions related to the Exchange Offer will be consummated in the manner described in the Registration Statement.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are potentially subject to change, possibly with a retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions.

     On the basis of the foregoing, we hereby affirm our opinion set forth in the Prospectus under the caption "Federal Income Tax Consequences."

     Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Exchange Offer or of any other transaction or event contemplated by or referred to in the Registration Statement. This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. Notwithstanding the preceding sentence, this opinion may be relied upon by the offerees under the Registration Statement who acquire the Notes or the Class B Convertible Preferred Stock in the Exchange Offer.

     We consent to the use of our name in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons

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whose  consent is required  under  Section 7 of the  Securities  Act of 1933, as amended.

                                                            Very truly yours,


                                                        /s/ Philip J. Marzetti
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                                                            Philip J. Marzetti,
                                      for PAUL, HASTINGS, JANOFSKY & WALKER, LLP